SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              September 27, 1996

                                   ENZON, INC.

             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------



       Delaware                    0-12957              22-237286
       --------                    -------              ---------

  (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)         File Number)          Identification)



        20 Kingsbridge Road,  Piscataway, New Jersey    08854
        (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code               (908) 980-4500




          (Former name or former address, if changed since last report)

Item 5.  Other Events
-------  ------------

                  Enzon, Inc. ("Enzon" or the "Company") announced that it has selected Medac GmbH (MEDAC) as its marketing partner in Europe and Russia for ONCASPAR (Registered Trademark). ONCASPAR is Enzon's oncology product now being sold in the U.S. for the indication of acute lymphoblastic leukemia (ALL) for patients who are hypersensitive to native forms of asparaginase. MEDAC, headquartered in Hamburg, Germany, develops and markets anti- cancer, anti-coagulant and diagnostic products. MEDAC will buy ONCASPAR from Enzon at a set price which increases over the term of the agreement. The agreement also contains escalating minimum annual purchase requirements. Additionally, MEDAC will be responsible to obtain registrations for ONCASPAR in the remaining European countries where it is not yet approved, market the product in Europe and Russia, and conduct clinical trials in Europe for front line use and additional indications including non-Hodgkin's lymphoma, adult ALL, chronic lymphocytic leukemia (CLL) and AIDS related lymphoma. MEDAC has an extensive sales base in Germany where ONCASPAR is already approved, as well as marketing capabilities throughout the rest of Europe and Russia. In particular, MEDAC has extensive sales experience with the leukemia market in Europe. Native asparaginase is currently sold in Europe as a treatment for not only pediatric ALL, but also for adult ALL, non-Hodgkin's lymphoma and other indications.

         Enzon also announced that it has successfully completed the transfer of know-how for the manufacture of PEG-INTRON A to Schering Corporation ("Schering"), a subsidiary of Schering-Plough Corporation, and has received a payment of $1 million. In 1995, Schering and Enzon amended their existing agreement to include the transfer of Enzon's PEG-INTRON A know-how and worldwide manufacturing rights to Schering for $3 million, of which $2 million was paid last year. At that time, Schering invested $2 million in Enzon's common stock. Enzon retained the option to be Schering's exclusive manufacturer of the product for the U.S. market.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  November 4, 1996



                                                            ENZON, INC.
                                                            -----------
                                                           (Registrant)

                                             By:       /s/ KENNETH J. ZUERBLIS
                                                       Kenneth J. Zuerblis
                                                       Vice President, Finance
                                                       and Chief Financial
                                                       Officer


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